                                                                    EXHIBIT 99.1

                                                          [NEWS RELEASE GRAPHIC]

[AGERE SYSTEMS LOGO]

  Media Contact:                                  Investor Contact:

  Vibha Agrawal                                   Vince Keenan
  610-712-1737 (office)                           610-712-1733 (office)
  908-256-6234 (cellular)                         vkeenan@agere.com
  vagrawal@agere.com

AGERE SYSTEMS REPORTS RESULTS FOR THE SECOND QUARTER OF FISCAL 2003

-- Revenues up 2 percent sequentially, with growth expected to accelerate in June and September quarters

-- Company narrows net loss by $21 million sequentially, and expects to become profitable on a GAAP basis in the September quarter

-- Company expects to become cash flow positive in the September quarter, consistent with previous guidance

FOR RELEASE: TUESDAY, APRIL 29, 2003

      ALLENTOWN, Pa. -- Agere Systems (NYSE: AGR.A, AGR.B) today reported that revenues for its second quarter of fiscal 2003, ended March 31, 2003, were $443 million, up 2 percent from revenues in the December quarter. Revenues in the year-ago quarter from the company's continuing operations were $489 million.

      Net loss on a reported or GAAP basis for the March quarter was $125 million or $0.08 per share, which included $68 million in net restructuring and other charges, and a gain of $41 million associated with the sale of the company's optoelectronic components business. This was an improvement of $21 million, or 14 percent, over the December quarter, and an improvement of $94 million, or 43 percent, from the year-ago quarter.

      Pro forma net loss was $105 million, or $0.06 per share in the March quarter. This was an improvement of $16 million, or 13 percent, from the December quarter, and an improvement of $79 million, or 43 percent, from the year-ago quarter. Pro forma net loss excludes gains from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; amortization of goodwill and other acquired intangibles; net gain or loss from the sale of operating assets and cumulative effect of an accounting change.
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      Cash and cash in trust at the end of the March quarter was $745 million, with $591 million in excess of short-term debt, and $110 million in excess of total debt. Cash and cash in trust at the end of the December quarter was $733 million.

      "Our results demonstrate that we are well on our way to meeting or exceeding our revenue, earnings and cash targets for fiscal 2003," said John Dickson, president and CEO, Agere Systems. "We expect to accelerate revenue growth in the second half of the year, driven by GPRS and storage applications, as well as some strength in framing and traffic management products.

      "In addition, with continued benefits from our restructuring program, we expect to become cash flow positive, as well as achieve profitability on a GAAP basis, in the September quarter. These improvements in our financial performance, combined with our diverse portfolio and strong customer engagements, will fuel Agere's growth going forward."

RESULTS BY SEGMENT

Client Systems Group

      The Client Systems Group, which includes chips and software for GPRS, storage, PC connectivity and Wi-Fi applications, reported revenues of $316 million for the March quarter, up 5 percent from revenues of $300 million in the December quarter. This increase was due to growth in several areas, most notably GPRS solutions. The group posted revenues of $325 million in the year-ago quarter.

      Recent highlights from the Client Systems Group include:

      - Announcement that Amoisonic is utilizing Agere's GPRS reference designs for the next generation of its data-capable cell phones. Amoisonic is now shipping cell phones with Agere's current 2.5G GPRS platform.

      - Introduction of a highly integrated GPRS hardware and software solution for the development of feature-rich mobile phones. The solution combines baseband, mixed signal and power management functionality in one-third less space than previous-generation chip sets. The chips will enable handset manufacturers to deliver the latest multimedia and data features, such as digital photo imaging and high-speed web browsing.
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                                       3


      - Introduction of a universal serial interface platform that enables next-generation interface standards such as serial ATA and serial attached SCSI, significantly increasing data throughput in high-speed storage applications.

      - Announcement of an agreement with Samsung to provide low-cost Wi-Fi solutions for current and next-generation laptops.

      - Announcement of the industry's most integrated 802.11 a/b/g multimode wireless local area networking (LAN) solution, which provides the industry's lowest bill of materials and a chip set die size that is a fraction of competitors' current 802.11b designs.

Infrastructure Systems Group

      The Infrastructure Systems Group reported revenues of $127 million, down 7 percent from revenues of $136 million in the December quarter, primarily due to softness in the wireless infrastructure market. In the March quarter, the group gained significant design wins for its framer and mapper solutions, as well as its traffic management chips. The group posted revenues of $164 million in the year-ago quarter.

      Recent highlights from the Infrastructure Systems Group include:

      - Entry into the wireless power amplifier market with 21 breakthrough high-power RF transistor products. These products, which are the world's lowest temperature power transistors, reduce costs significantly for wireless service providers. Agere is currently engaged with more than 20 customers for these products.

      - Introduction of the world's first production-qualified low-k dielectric, 130-nanometer chip. The new digital signal processor
            (DSP) chip reduces costs and time-to-market by 20 percent compared to other solutions in the market. Lucent Technologies is utilizing the new DSP in its wireless base stations.

      - Announcement of the world's fastest network processor, which integrates four chips into one. This new chip can reduce product development costs by at least 50 percent compared to competitors' chips.

      - Agreement with Fiberhome Telecommunications Technologies Co., Ltd., the No. 3 domestic optical network equipment supplier in China, to purchase Agere's new, low-cost MARS(TM) Lite (LT) framer devices.
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                                       4


      - Agreement with Accelerant Networks that allows Agere to deliver technology that doubles the speed of existing backplane networking systems. This agreement will provide customers the industry's first and only field-proven 6.25 gigabits per second (Gb/s) backplane transceiver technology for standard and custom integrated circuits.

OUTLOOK

      The company expects revenues in the June quarter to be up approximately 4 percent from the March quarter. In the June quarter, the company expects reported or GAAP net loss to be in the range of $0.04 to $0.05 per share, an improvement of $0.03 to $0.04 sequentially. Pro forma net loss is also expected to be in the range of $0.04 to $0.05 per share, an improvement of $0.01 to $0.02 sequentially. The company expects to end the June quarter with approximately $700 million in cash and cash in trust.

      The company expects to report positive cash flow, excluding financing, as well as achieve profitability on a GAAP basis in the September quarter.

      For the full fiscal year 2003, Agere expects revenues to be approximately $1.85 billion, with the possibility that the company could exceed this guidance if current trends continue. The company expects a reported or GAAP net loss of $0.18 to $0.22 per share for the fiscal year. Pro forma net loss for the fiscal year is expected to be in the range of $0.15 to $0.19 per share, as previously guided. The company anticipates that it will end the fiscal year with over $750 million in cash and cash in trust, $50 million better than the company's prior guidance.

EARNINGS WEBCAST

      Agere Systems will host a conference call today at 8:30 a.m. EDT to discuss its financial results. To listen to the conference call via the Internet, visit http://www.agere.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

      Agere Systems is a premier provider of advanced integrated circuit solutions for wireless data, high-density storage and multiservice networking applications. Agere's wireless data portfolio enables seamless network access and Internet connectivity through its GPRS offering for data-capable cellular phones, as well as Wi-Fi/802.11 solutions for wireless LANs and computing applications. The company is the market leader in providing integrated circuits such as read-channel chips, preamplifiers and
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                                       5


system-on-a-chip solutions for high-density storage applications. Agere also provides custom and standard multiservice networking solutions to move information across wired, wireless and enterprise networks. Agere's customers include the leading PC manufacturers, wireless terminal providers, network equipment suppliers and hard-disk drive providers. More information about Agere Systems is available from its web site at http://www.agere.com.

                                       ###

This release contains forward-looking statements based on information available to Agere as of the date hereof. Agere's actual results could differ materially from the results stated or implied by such forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, satisfactory outcome of our union contract negotiations, the impact of any global or regional health epidemic, such as severe acute respiratory syndrome, keeping pace with technological change, dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, general industry and market conditions, timely completion of employment reductions and other restructuring and consolidation activities, limits on our ability to issue equity to raise capital and reliance on major customers and suppliers. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2002, and our quarterly report on Form 10-Q for the period ended December 31, 2002. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                               AGERE SYSTEMS INC.

     Unaudited Condensed Consolidated and Combined Statements of Operations
                 (Dollars in millions except per share amounts)


                                                                                   QUARTER ENDED               SIX MONTHS ENDED
                                                                          -------------------------------     -------------------
                                                                           MAR 31      DEC 31      MAR 31      MAR 31      MAR 31
                                                                            2003        2002        2002        2003        2002
                                                                          -------     -------     -------     -------     -------
REVENUE                                                                   $   443     $   436     $   489     $   879     $   934
Costs                                                                         326         323         387         649         754
                                                                          -------     -------     -------     -------     -------
Gross profit - $                                                              117         113         102         230         180
Gross profit - %                                                             26.4%       25.9%       20.9%       26.2%       19.3%
OPERATING EXPENSES
Selling, general and administrative                                            78          73          92         151         193
Research and development                                                      116         127         164         243         341
Amortization of goodwill and other acquired intangibles                         3           2           9           5          17
Restructuring and other charges - net                                          68          25           3          93          67
(Gain) loss on sale of operating assets - net                                   2          --        (246)          2        (245)
                                                                          -------     -------     -------     -------     -------
Total operating expenses                                                      267         227          22         494         373
                                                                          -------     -------     -------     -------     -------
OPERATING INCOME (LOSS)                                                      (150)       (114)         80        (264)       (193)
Other income - net                                                             13           3          13          16          49
Interest expense                                                               11          13          23          24          73
                                                                          -------     -------     -------     -------     -------
Income (loss) from continuing operations before income taxes                 (148)       (124)         70        (272)       (217)
Provision for income taxes                                                     30          24          20          54          40
                                                                          -------     -------     -------     -------     -------
Income (loss) from continuing operations                                     (178)       (148)         50        (326)       (257)
                                                                          -------     -------     -------     -------     -------

Discontinued Operations:
Income (loss) from operations of discontinued operations - net of taxes        12           7        (269)         19        (337)
Gain on disposal of discontinued operations - net of taxes                     41          --          --          41          --
                                                                          -------     -------     -------     -------     -------
Income (loss) from discontinued operations                                     53           7        (269)         60        (337)
                                                                          -------     -------     -------     -------     -------

Loss before cumulative effect of accounting change                           (125)       (141)       (219)       (266)       (594)
Cumulative effect of accounting change - net of taxes                          --          (5)         --          (5)         --
                                                                          -------     -------     -------     -------     -------
NET LOSS                                                                  $  (125)    $  (146)    $  (219)    $  (271)    $  (594)
                                                                          =======     =======     =======     =======     =======

Basic and diluted income (loss) per share information:

  Income (loss) from continuing operations                                $ (0.11)    $ (0.09)    $  0.03     $ (0.20)    $ (0.16)
  Income (loss) from discontinued operations                                 0.03          --       (0.16)       0.04       (0.20)
                                                                          -------     -------     -------     -------     -------
  Loss before cumulative effect of accounting change                        (0.08)      (0.09)      (0.13)      (0.16)      (0.36)
  Cumulative effect of accounting change                                       --          --          --          --          --
                                                                          -------     -------     -------     -------     -------
  Net loss                                                                $ (0.08)    $ (0.09)    $ (0.13)    $ (0.16)    $ (0.36)
                                                                          =======     =======     =======     =======     =======
Weighted average shares outstanding--basic and diluted (in millions)        1,656       1,648       1,636       1,652       1,635
                                                                          =======     =======     =======     =======     =======


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                               AGERE SYSTEMS INC.

                    Unaudited Pro Forma Results of Operations
                 (Dollars in millions except per share amounts)


                                                                                  QUARTER ENDED                SIX MONTHS ENDED
                                                                          -------------------------------     -------------------
                                                                           MAR 31      DEC 31      MAR 31      MAR 31      MAR 31
                                                                            2003        2002        2002        2003        2002
                                                                          -------     -------     -------     -------     -------
Revenue
   Client                                                                 $   316     $   300     $   325     $   616     $   599
   Infrastructure                                                             127         136         164         263         335
                                                                          -------     -------     -------     -------     -------
TOTAL REVENUE                                                                 443         436         489         879         934
Gross Profit - $
   Client                                                                      47          37          88          84         128
   Infrastructure                                                              70          76          14         146          52
                                                                          -------     -------     -------     -------     -------
TOTAL GROSS PROFIT - $                                                        117         113         102         230         180
Gross Profit - %
   Client                                                                    14.9%       12.3%       27.1%       13.6%       21.4%
   Infrastructure                                                            55.1%       55.9%        8.5%       55.5%       15.5%
                                                                          -------     -------     -------     -------     -------
TOTAL GROSS PROFIT - %                                                       26.4%       25.9%       20.9%       26.2%       19.3%
Operating Expenses Included in Pro Forma Results
Selling, general and administrative                                            78          73          92         151         193
Research and development                                                      116         127         164         243         341
                                                                          -------     -------     -------     -------     -------
Pro Forma Operating Loss
   Client                                                                     (60)        (76)        (34)       (136)       (121)
   Infrastructure                                                             (17)        (11)       (120)        (28)       (233)
                                                                          -------     -------     -------     -------     -------
TOTAL PRO FORMA OPERATING LOSS                                                (77)        (87)       (154)       (164)       (354)
Other income - net                                                             13           3          13          16          49
Interest expense                                                               11          13          23          24          73
Provision for income taxes                                                     30          24          20          54          40
                                                                          -------     -------     -------     -------     -------
PRO FORMA NET LOSS                                                        $  (105)    $  (121)    $  (184)    $  (226)    $  (418)
                                                                          =======     =======     =======     =======     =======
Pro Forma Net Loss per share                                              $ (0.06)    $ (0.07)    $ (0.11)    $ (0.14)    $ (0.26)
                                                                          =======     =======     =======     =======     =======
Weighted average shares outstanding--basic and diluted (in millions)        1,656       1,648       1,636       1,652       1,635
                                                                          =======     =======     =======     =======     =======

RECONCILIATION OF PRO FORMA OPERATING LOSS TO OPERATING INCOME (LOSS)
Pro Forma Operating Loss                                                  $   (77)    $   (87)    $  (154)    $  (164)    $  (354)
Amortization of goodwill and other acquired intangibles                         3           2           9           5          17
Restructuring and other charges - net                                          68          25           3          93          67
(Gain) loss on sale of operating assets - net                                   2          --        (246)          2        (245)
                                                                          -------     -------     -------     -------     -------
Operating Income (Loss)                                                   $  (150)    $  (114)    $    80     $  (264)    $  (193)
                                                                          =======     =======     =======     =======     =======

RECONCILIATION OF PRO FORMA NET LOSS TO NET LOSS
Pro Forma Net Loss                                                        $  (105)    $  (121)    $  (184)    $  (226)    $  (418)
Amortization of goodwill and other acquired intangibles                         3           2           9           5          17
Restructuring and other charges - net                                          68          25           3          93          67
(Gain) loss on sale of operating assets - net                                   2          --        (246)          2        (245)
Income (loss) from operations of discontinued operations - net of taxes        12           7        (269)         19        (337)
Gain on disposal of discontinued operations - net of taxes                     41          --          --          41          --
Cumulative effect of accounting change - net of taxes                          --          (5)         --          (5)         --
                                                                          -------     -------     -------     -------     -------
Net Loss                                                                  $  (125)    $  (146)    $  (219)    $  (271)    $  (594)
                                                                          =======     =======     =======     =======     =======


* Gross Profit includes $29, $25 and $9 of cost associated with restructuring activities for the three months ended March 31, 2003,
December 31, 2002, and March 31, 2002, respectively, and $54 and $10 for the six months ended March 31, 2003 and 2002, respectively

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                               AGERE SYSTEMS INC.

                 Unaudited Condensed Consolidated Balance Sheet
                                   (Millions)


                                                  MAR 31      DEC 31      SEP 30
                                                   2003        2002        2002
                                                  ------      ------      ------
ASSETS
CURRENT ASSETS
          Cash and cash equivalents               $  727      $  713      $  891
          Cash held in trust                          18          20          16
          Trade receivables                          238         262         256
          Inventories                                163         172         190
          Other current assets                        70         111         103
                                                  ------      ------      ------
                   TOTAL CURRENT ASSETS            1,216       1,278       1,456
Property, plant and equipment - net                  857         946       1,028
Goodwill and other acquired intangibles - net         96          99         101
Other assets                                         286         283         279
                                                  ------      ------      ------
                   TOTAL ASSETS                   $2,455      $2,606      $2,864
                                                  ======      ======      ======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
          Accounts payable                        $  215      $  235      $  269
          Short-term debt                            154         171         197
          Other current liabilities                  721         743         801
                                                  ------      ------      ------
                   TOTAL CURRENT LIABILITIES       1,090       1,149       1,267
Long-term debt                                       481         471         486
Other liabilities                                    356         391         379
                                                  ------      ------      ------
                   TOTAL LIABILITIES               1,927       2,011       2,132
                                                  ------      ------      ------
STOCKHOLDERS' EQUITY                                 528         595         732
                                                  ------      ------      ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $2,455      $2,606      $2,864
                                                  ======      ======      ======

                                        AGERE SYSTEMS INC.

                               Unaudited Net Loss Per Share Guidance

                                                                                          QUARTER        FISCAL YEAR
                                                                                           ENDING          ENDING
                                                                                           JUNE 30         SEPT 30
                                                                                            2003            2003
                                                                                         ----------      ---------
RECONCILIATION OF PRO FORMA LOSS PER SHARE TO NET LOSS PER SHARE
Pro Forma Net Loss (High End of Range)                                                   $   (0.04)      $   (0.15)
Pro Forma Net Loss (Low End of Range)                                                    $   (0.05)      $   (0.19)
                                                                                         ----------      ---------
Restructuring and other charges - net                                                        (0.01)          (0.07)
Gain on sale of operating assets - net                                                        0.01            0.01
Income from operations and disposal of discontinued operations - net of taxes                 0.00            0.04
Other items: amortization of goodwill and other acquired intangibles
     and cumulative effect of accounting change - net of taxes                                0.00           (0.01)
                                                                                         ---------        --------
                                                                                              0.00           (0.03)
                                                                                         ---------        --------
Net Loss (High End of Range)                                                             $   (0.04)       $  (0.18)
Net Loss (Low End of the Range)                                                          $   (0.05)       $  (0.22)
                                                                                         ---------        --------
Weighted average shares outstanding--basic and diluted (in millions)                         1,678           1,656
                                                                                         =========        ========